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                                                                    EXHIBIT 99


                               POWER OF ATTORNEY

                 WITH RESPECT TO THE ALLSTATE LIFE OF NEW YORK
                               SEPARATE ACCOUNT A

        Know all men by these presents that Keith A. Hauschildt whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorneys-in-fact, with power of substitution, and him in any and all capacities, to sign any Form N-4 registration statements and amendments thereto for the Allstate Life of New York Separate Account A and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                        March 14, 1997
                                        ----------------------------------
                                        Date


                                        /s/  KEITH A. HAUSCHILDT
                                        ----------------------------------
                                        Keith A. Hauschildt
                                        Assistant Vice President and Controller
                                        Allstate Life Insurance Company
                                         of New York